Exhibit 99.1

Netlist Announces New Appointments to Board of Directors

IRVINE, CA / ACCESS Newswire / June 20, 2025 / Netlist, Inc. (OTCQB:NLST) today announced that Jun S. Cho and Blake Welcher have been appointed as independent members to the Company's Board of Directors, effective June 20, 2025.

C.K. Hong, Netlist's Chief Executive Officer, said, "Jun and Blake are experienced strategic advisors with extensive expertise in product distribution, intellectual property and licensing. We are excited to welcome them to the Board as we continue to execute on our product development and intellectual property initiatives."

Mr. Cho most recently served as Vice President and General Counsel for the India Asia Pacific Region for Stellantis NV, where he led initiatives in technology licensing, product distribution, M&A transactions and joint ventures, from Beijing, Shanghai and Auburn Hills. Prior to that, he specialized in international financing and corporate transactions working for Debevoise & Plimpton in New York, Kim & Chang in Seoul, Korea and Arnold & Porter in Washington D.C. Mr. Cho holds a Juris Doctorate degree from the New York University School of Law and is admitted to the bar in the state of New York and in Washington D.C. He received his undergraduate degree from the College of William and Mary.

Mr. Welcher currently serves as a Strategic Board Member of Curbit. He also served as Chief Legal Officer of Revolution Prep LLC and as Vice President, General Counsel of PSI Servies LLC. Prior to this, he had a long tenure at DTS, Inc. As Executive VP, Legal & Licensing, General Counsel, and Corporate Secretary, he oversaw the company's global legal and licensing operations, corporate governance and risk management. Mr. Welcher holds a Juris Doctorate and Masters of Intellectual Property degree from Franklin Pierce Law Center and is a U.S. licensed Patent Attorney. He received his undergraduate degree from California Polytechnic State University at San Luis Obispo.

About Netlist

Netlist is a leading innovator in advanced memory and storage solutions. With a rich portfolio of patented technologies, Netlist's inventions are foundational to the advancement of AI computing. To learn more about Netlist, please visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this news release include, without limitation, statements about Netlist's ability to execute on its strategic initiatives, the results of pending litigations and Netlist's ability to successfully defend its intellectual property. Forward-looking statements are statements other than historical facts and often address future events or Netlist's future performance and reflect management's present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks that Samsung will appeal the final orders by the trial court for the Samsung litigations, risks that Micron will appeal the final orders by the trial court (appeals in general could cause a lengthy delay in Netlist's ability to collect damage awards, could overturn the verdicts or reduce the damages awards); risks that Netlist will suffer adverse outcomes in its litigation with Samsung, Micron or Google or in its various other active proceedings to defend the validity of its patents; risks related to Netlist's plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by Netlist, or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks associated with Netlist's product sales, including the market and demand for products sold by Netlist and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships; the competitive landscape of Netlist's industry; and general economic, political and market conditions, including the ongoing conflicts between Russia and Ukraine, and Israel, Iran and Palestine, factory slowdowns and/or shutdowns, and changes in international tariff policies. All forward-looking statements reflect management's present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These and other risks and uncertainties are described in Netlist's Annual Report on Form 10-K for the fiscal year ended December 28, 2024 filed with the SEC on March 28, 2025, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. In particular, you are encouraged to review the Company's Quarterly Report on Form 10-Q for the quarter ended March 29, 2025 that was filed with the SEC for any revisions or updates to the information in this release. In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events. These forward-looking statements represent Netlist's assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

For more information, please contact:

Investors/Media

The Plunkett Group

Mike Smargiassi

NLST@theplunkettgroup.com

(212) 739-6729